This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawfull prior to registration or qualification under the securities laws of any such state.



                                 PROSPECTUS


                        INFOTEC BUSINESS SYSTEMS, INC.
                        (A Development Stage Company)
                              444 Columbia Street E.
             New Westminster, British Columbia V3L 3W9, Canada
                              (604) - 777-1707

                      1,200,000 SHARES OF COMMON STOCK

                             ----------------

This prospectus covers the 1,200,000 shares of common stock of Infotec Business Systems, Inc. being offered by certain selling security holders. We will not receive any proceeds from the sale of the shares by the selling security holders.

There is presently no public market for our shares. The selling security holders will offer and sell the shares of common stock at $.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

 The purchase of the securities offered through this prospectus involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See section entitled "Risk Factors" on pages 3 - 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ----------------

           The Date of This Prospectus Is:  November 5th, 2002.







                          PROSPECTUS SUMMARY


Infotec Business Systems, Inc.

     Infotec Business Systems, Inc. is a corporation formed under the laws of the State of Nevada, whose principal executive offices are located at 444 Columbia Street E., New Westminster, British Columbia, V3L 3W9 Canada. Our telephone number is (604) 777-1707.

Our Business and Business Strategy

     We are a development stage company and have not as yet engaged in revenue producing activities. Our business plan is to develop and commercialize a system that provides customers with remote access via the Internet to their software applications and corporate data. Customers will also have access to a suite of integrated business productivity applications which we are developing for contact, document, time and project management. We plan to market our virtual office as a service to businesses in the U.S. and Canada. We plan to develop our virtual office system as easy to use, functional, responsive and integrated and to focus on the needs of small and medium businesses. The virtual office system will be located on our servers and network infrastructure. For each business we will create a virtual office complete with email, calendar and scheduling, task and project management, client, document, time, project and task management. In addition, businesses will be able to run their existing software from within their virtual office. Users will access their virtual office securely from any computer that has Internet access. While using their virtual office, users can work with programs they are familiar with and also with our own business productivity application programs. Our approach is to provide integration of the various components of our system and our users' data and documents.

     Our plan is to earn revenue from monthly services fees, usage fees and consulting.

     We acquired the prior development and pilot implementation of the virtual office system in October 2001 and have continued
development and testing since that time.   Our development plan
calls for completion of the virtual office system, a web and demonstration site, the development of an internal management information system and network infrastructure. To complete our plan we will need to hire additional staff and consultants and invest in certain equipment and software licenses.

     We incurred a loss in the amount of $114,048 for the period from incorporation to July 31, 2002. At July 31, 2002, our working capital was $12,952. Our business plan calls for spending of approximately $432,206, inclusive of $6,129 already spent, over the next twelve month period. Accordingly, we do not have sufficient resources to proceed with our business plan at this time without additional financing.



Securities Being Offered         1,200,000 shares of common stock.

     Securities Issued
     And  to  be Issued          4,500,000 shares of common stock  are
                                 issued and outstanding as of the date
                                 of this prospectus.  All of the common
                                 stock to be sold under this prospectus
                                 will be sold by existing stockholders.

     Use  of Proceeds            We will not receive any proceeds  from
                                 the sale of the common stock by the
                                 selling stockholders.







                                       2








     References in this registration statement to Infotec, us, we, the company and our, are to Infotec Business Systems, Inc. or our wholly owned subsidiary Infotec Business Solutions, Inc. and not to our selling stockholders.



                             RISK FACTORS

     An investment in us involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Our value could decline due to any of these risks, and you could lose all or part of your investment.

We need additional financing and there is no assurance it can be obtained, which will likely prevent us from ever becoming profitable.

     We currently have insufficient capital to meet our business plan. We cannot assure you that we will be able to raise capital or develop sufficient revenues. In the absence of financing and obtaining additional capital, it is doubtful that we will be able to continue operations, which means that you will not be able to recover your investment in our shares of common stock.

Any additional financing may significantly dilute your equity interest in our stock.

     We hope to raise additional financing in the future. Even if we are able to obtain capital, any financing will likely involve a dilution of the interest of our stockholders upon the issuance of additional shares of common stock and other securities. Given our weak economic state, the terms upon which capital may be available could well involve substantial dilution to our stockholders, which may reduce significantly the value of your investment in our shares.

Because there is currently no market for our common stock, investors may find it extremely difficult to resell their shares and should not expect liquidity.

     There is currently no market for our common stock. We anticipate applying for trading of our common stock on the OTC Bulletin Board upon the effectiveness of this registration statement of which this prospectus forms part. We cannot assure you that our common stock will be traded on the bulletin board or, if traded, that a market will materialize. In the absence of a public market for our common stock, an investment in our shares would be considered illiquid. Even if a public market is established, it is unlikely a liquid market will develop.
Investors seeking liquidity in a security should not purchase our common stock.

Because we have no operating history, you may find it difficult to evaluate our company.

     We are presently in the process of developing a virtual office system that will be required to complete our business plan. We have not yet earned any revenues and we will not be able to earn any revenues until development of our virtual office system is complete. Accordingly, we have no operating history from which investors can evaluate our future business prospects or management's performance. As a result, you have no reliable means to determine whether you should make an investment in our company.

Because of our financial condition and because we have not been able to complete our business plan and develop revenues, our financial statements disclose that there is substantial doubt as to our ability to continue as a going concern.

     As at July 31, 2002, we had $12,952 of working capital on hand. Our business plan calls for significant expenses in connection with the development of our virtual office system. In addition, we anticipate that revenues, if any, from operations will not be realized until sometime after development of our virtual office system is complete. Because of our financial condition and these circumstances, our financial statements disclose there is substantial doubt as to our ability to continue as a going concern. It is not possible at this time to predict the outcome of these matters and whether we will ever become financially viable and develop revenues sufficient to achieve any level of profitability. As a result, investors who acquire our common shares must recognize that they may loose their entire





                                      3




 investment.

If we are unable to develop a marketable product, our ability to generate revenue would be limited.

     The virtual office system, management information system, web site and system demonstration are currently in the development stage. In order to commence sales, we will have to complete devel opment. We will also have to complete testing of both our virtual office system, our web site and demonstration site prior to commencing commercial operations in order to ensure that the system is functioning properly and is capable of being marketed to the public. If we are unable to complete development of a commercial system, we will not be able to market our service or earn any revenues.

We rely on our President who does not devote his full business time to our business. If our President is not available, we may not be able to implement our business plan and investors may loose their entire investment.

     We have only two directors and we rely principally on Mr. Robert Danvers our President for his entrepreneurial skills and experience and to implement our business plan. Presently Mr. Danvers does not devote full time and attention to our affairs which could result in delays in implementing our business plan. Moreover, we do not have an employment agreement with any of our directors or officers including Mr. Danvers. Accordingly, if Mr. Danvers does not continue to manage our affairs, or devote sufficient amounts of his business time to enable us to implement our business plan, our business would likely fail and you may loose your entire investment.

We face intensive competition within the online application services industry and do not have sufficient resources to compete effectively.

     We face competition from a wide range of competitors in the online application services industry. These companies include large, well established and financially stronger companies several of which are able to write and develop their own software and middleware which we rely on for support of our virtual office. As we have indicated previously, we have only limited resources to compete and may never have sufficient funds to be able to develop our applications and market our office offerings so that we may become a factor in this industry. These competitive disadvantages represent another factor which may cause investors in our stock to loose the value of their investment.

If we are not able to develop a customer base, we will have limited prospects for generating revenues.

     If we are not able to achieve a customer base, then we will not be able to achieve revenues. Establishing a base of customers will require that we undertake marketing efforts that are successful in bringing users to our virtual office system that will pay to use our system. If we are not successful in developing a customer base as a result of our marketing efforts, then our ability to generate revenue would be severely limited.

If our systems contain programming errors or defects, it would adversely affect our reputation and cause us to loose customers.

     The development of our virtual office requires that we undertake system integration and computer programming. There is a risk that the system integration and software programming that we complete as part of the development process will contain errors and defects including errors and defects in the system's security subsystem that we will not be able to discover until we commence operations. Our virtual office system may develop system errors or defects or security failures that cause harm to our users' data. Problems experienced by users and loss of users' data and business processes will adversely impact our reputation and ability to earn revenues, to retain existing customers or to develop new customers.

If we are not able to adapt to rapid technology change and develop new products, we may not be able to attract or retain customers and we will be unable to stay in business.

     We will be required to update and refine the virtual office system, web and demonstration site once we complete development in order to address technological change. The market for systems such as ours is characterized by rapid technological changes, frequent new product introductions and changes in consumer requirements. We may be unable to respond quickly or effectively to these





                                     4




developments, as we may not have sufficient resources or money required to develop or acquire new technologies or to introduce new services capable of addressing these developments. If we are unable to update and refine our technology and services once development is complete in response to technological change, then we may not be able to attract or retain customers and we will not be able to stay in business.

Because Robert Danvers, our President controls approximately 73% of our outstanding common stock, he will control and make corporate decisions and investors will have limited ability to affect corporate decisions.

     Mr. Robert Danvers owns or controls approximately 73% of the outstanding shares of our common stock. Accordingly, he will have almost complete influence in determining the outcome of all corporate transactions and business decisions. The interests of Mr. Danvers may differ from the interests of the other stockholders, and since he has the ability to control most decisions through his control of our common stock, our investors will have limited ability to affect decisions made by management.

Because we are subject to the "penny stock" rules, the tradeability of our common stock will be limited which may make it more difficult for investors to sell their shares.

     We are subject to "penny stock" regulations and even if a market for our common stock ever develops, unless the trading price of our common stock is $5.00 per share or more, then trading in our common stock would be subject to the requirements of Rule 15g-9 under the Securities Exchange Act. Under this rule, additional sales practice requirements are imposed on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with a spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our shares of common stock. The market price of our shares would likely suffer as a result. A market in our common stock may never develop due to these factors.





                                   5







CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

   Some of the statements under "Prospectus Summary", "Risk Factors", "Plan of Operation", "Description of Business", and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimated", "predicts", "potential", or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, factors previously noted could cause our actual results to differ materially from those contained in any forward looking statements.



                           USE OF PROCEEDS

     We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling stockholders.


                       SELLING SECURITY HOLDERS

     The selling stockholders named in this prospectus are offering all of the 1,200,000 shares of common stock offered through this prospectus. The shares include the following:

      1. 1,200,000 shares of our common stock that the selling stockholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on May 14, 2002.

        The following table provides information regarding the beneficial ownership of our common stock held by each of the selling stockholders, including:

        1. the number of shares owned by each prior to this offering;

        2. the total number of shares that are to be offered for each;

        3. the total number of shares that will be owned by each upon completion of the offering;

        4.    the percentage owned by each; and

        5. the identity of the beneficial holder of any entity that owns the shares.

                                      Total number  Total shares
                            Shares    shares to     to be owned    Percent
                            owned     be offered    upon           owned upon
                            prior     for selling   completion     completion
Selling                     to this   security      of this of     this
security holder             offering  holders       offering       offering
                                      account
------------------------------------------------------------------------------


Albert Amar
1546 Hope Road
North Vancouver,  BC
V7P 1W                        2,000      2,000       NIL              NIL

Robert Cherniack
301 - 4838 Fraser St.
Vancouver,  BC  V5V 4H4      90,000     90,000       NIL              NIL








                                          6



TABLE IS CONTINUED FROM PAGE 6

                                      Total number  Total shares
                            Shares    shares to     to be owned    Percent
                            owned     be offered    upon           owned upon
                            prior     for selling   completion     completion
Selling                     to this   security      of this of     this
security holder             offering  holders       offering       offering
                                      account
------------------------------------------------------------------------------
Stephen Bass
120-6450 East Boulevard
North Vancouver, BC
V6M 3V9                     90,000     90,000        NIL            NIL

Evelyn Cable
1400 - 400 Burrard Street
Vancouver,  BC  V6C 3G2     86,000     86,000        NIL            NIL

Doreen Danvers
315 - 7122 Mary Ave.
Burnaby, BC  5E 4N23         2,000      2,000        NIL            NIL

Morris Ergas
840 Younette Drive
West Vancouver,  BC  V7T 1S9 2,000      2,000        NIL            NIL

Carol Hill
5537 Marine Drive
West Vancouver,  BC  V7W 2R4 30,000     30,000       NIL            NIL

Peter Hill
5537 Marine Drive
West Vancouver,  BC  V7W 2R4 90,000     90,000       NIL            NIL

Faouzi Kossentini
506 - 1323 Homer Street
Vancouver, BC  V6B 5T1       2,000      2,000        NIL            NIL

Phillip Levy
10771 Swinton Crescent
Richmond,  BC  V7A 3T2       2,000      2,000        NIL            NIL

Debra MacArthur
8170 Muirfield Cres.
Whistler,  BC  V0N 1B8       95,000     95,000       NIL            NIL

Maxwell Capital Inc.
1400 - 400 Burrard Street
Vancouver, BC  V6C 3G2       85,000     85,000       NIL            NIL
Beneficial owner: Bram Solloway

Susan Miller
4060 Goldie Court
North Vancouver,  BC  V7G 2P490,000     90,000       NIL            NIL

Sheila Milstein
3062 Spencer Drive
West Vancouver,  BC  V7V 3C7 2,000      2,000        NIL            NIL

Alberto Moscona
701 - 2288 Bellvue Ave.
West Vancouver,  BC  V7V 1C6 90,000     90,000       NIL            NIL






                                         7



TABLE IS CONTINUED FROM PAGE 7

                                      Total number  Total shares
                            Shares    shares to     to be owned    Percent
                            owned     be offered    upon           owned upon
                            prior     for selling   completion     completion
Selling                     to this   security      of this of     this
security holder             offering  holders       offering       offering
                                      account
------------------------------------------------------------------------------

Carolynne Newcombe
11B - 6128 Patterson Ave.
Burnaby, BC  V5H 4P3         2,000      2,000        NIL            NIL

Lita Nuguid
10 - 10980 No. 2 Road
Richmond, BC  V7E 2E3        90,000     90,000       NIL            NIL

Richard Paisley
2221 Inglewood Ave.
West Vancouver, BC  V7V 1Z7  2,000      2,000        NIL            NIL

Neil Pollock
3938 Braemar Place.
North Vancouver, BC  V7N 4M8 2,000      2,000        NIL            NIL

Julius Roitman
1530 Boundry Road
Burnaby, BC  V5K 4V4         90,000     90,000       NIL            NIL

Alan Sacks
3625 Bluebonnet Road
North Vancouver, BC  V7R 4C9 2,000      2,000        NIL            NIL

Bram Solloway
5476 Monte Bre Crescent
West Vancouver, BC  V7W 3A7  95,000     95,000       NIL            NIL

Maureen Solloway
5476 Monte Bre Crescent
West Vancouver, BC  V7W 3A7  4,000      4,000        NIL            NIL

Robert Thompson
102 - 1040 Hamilton Street
Vancouver, BC  V6B 2R9       60,000     60,000       NIL            NIL

Barrie Weiner
605 - 815 Hornby Street
Vancouver, BC  V6Z 2E6       95,000     95,000       NIL            NIL


         Except as otherwise noted in this list, the named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling stockholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 4,500,000 shares of common stock outstanding on the date hereof.

     Other than Bram Solloway and Doreen Danvers, none of the selling stockholders or their beneficial owners (a) has had a material relationship with us other than as a stockholder at any time within the past three years; or (b) has ever been an officer or director of ourselves or any of our predecessors or affiliates. Mr. Bram Solloway is the beneficial owner of Maxwell Capital Corporation. Mr. Solloway was our Secretary and Treasurer during the period November 1, 2001 to May 20, 2002. Doreen Danvers is the mother of Robert Danvers. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.







                                        8



                         PLAN OF DISTRIBUTION

     The selling shareholders will offer and sell their shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board or a national securities exchange and thereafter at prevailing market prices or privately negotiated prices. The initial offering is based on recent sales at $0.05 per share in May 2002. Our common stock is presently not traded on any market or securities exchange, although a market maker has informed us of its interest to file an application for us to become eligible for quotation on the OTC Bulletin Board. The selling shareholders may sell our common stock in the over-the-counter market, or on any securities exchange on which our common stock is or becomes listed or traded, in negotiated transactions or otherwise, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling security holders in connection with sales of securities. The shares will not be sold in an underwritten public offering.

     The selling security holders may sell the securities in one or more of the following methods:

     - in the "pink sheets" or in the over-the-counter market or on such exchanges on which our shares may be listed from time-to-time;

     - in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions, including sales through brokers, acting as principal or agent, sales in privately negotiated transactions, or dispositions for value by any selling security holder to its partners or members, subject to rules relating to sales by affiliates; or

     - through the issuance of securities by issuers other than us, convertible into, exchangeable for, or payable in our shares.

     Although not expected, if the selling stockholders enter into an agreement after effectiveness, to sell their shares to a broker-dealer as principal and the broker-dealer is acting as an underwriter, then Infotec will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker-dealer, providing the required information on the plan of distribution and revising the disclosure in the prospectus. In addition we will also file such agreement as an exhibit to the registration statement.

     In making sales, brokers or dealers used by the selling security holders may arrange for other brokers or dealers to participate. The selling security holders and others through whom such securities are sold may be "underwriters" within the meaning of the Securities Act for the securities offered, and any profits realized or commission received may be considered underwriting compensation.

     At the time a particular offer of the securities is made by or on behalf of a selling security holder, to the extent required, a prospectus is to be delivered. The prospectus will include the number of shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the shares of common stock purchased from the selling security holder, and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public. In the event that shares of selling security holders listed in this prospectus are transferred to other persons and parties by way of gift, devise, pledge or other testamentary transfer, we will file a prospectus supplement to identify the new selling security holders.

     We have told the selling security holders that the anti-manipulative rules under the Securities Exchange Act of 1934, including Regulation M, may apply to their sales in the market. With certain exceptions, Regulation M precludes any selling security holders, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchase made in order to stabilize the price of a security in connection with an at the market offering such as this offering. We have provided each of the selling security holders with a copy of these rules. We have also told the selling security holders of the need for delivery of copies of this prospectus in connection with any sale of securities that are registered by this prospectus. All of the foregoing may affect the marketability of our common stock.






                                      9




     We are bearing all costs relating to the registration of the common stock and will pay these costs from cash in priority to our operating expenses. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.




Penny Stock Rules

     We are subject to "penny stock" regulations under Rule 15g-9 under the Securities Exchange Act. If a market for our common stock ever develops, we will remain subject to this rules unless the trading price of our common stock is not less than $5.00 per
share.   The penny stock rules require a broker-dealer, prior to
transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.


                           LEGAL PROCEEDINGS

      We are not currently a party to any material litigation, nor to the knowledge of management, is there any material litigation threatened or contemplated against us.


     DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

     The following table sets forth the names, positions and the ages of our directors and executive officers. Directors are elected at our annual meeting of stockholders and serve for a one year term or until removed from office in accordance with our bylaws or their successors are elected and qualify. Officers are appointed by the board of directors and their terms of office are, except to the extent governed by employment contract, at the direction of the board of directors. Directors do not currently receive any compensation for their services in acting as directors.


                                                            Director
Name                  Age      Position                      Since
--------------------------------------------------------------------

Robert Danvers         49      Chief Executive Officer,       2001
                               President and Director

Stephen Jackson        48      Secretary, Treasurer and
                               Director                       2002


     Robert Danvers, our founder, has served as the our President, Chief Executive Officer, Secretary and Treasurer from August 30, 2001 to November 1, 2001 and thereafter to date as a director, President and Chief Executive Officer. Since 1982, Mr. Danvers has provided business consulting services to development businesses and public reporting companies principally in the field of financial management and business information systems. For the preceding five years, Mr. Danvers has served as President and a director of Danby Financial Management Corp. and Danby Technologies Corpora tion. These businesses operate respectively in the fields of financial management and information systems consulting.

     Mr. Robert Danvers may be considered a promoter within the meaning of the federal securities laws.

     Stephen Jackson has served as a director since April 12, 2002 and our Secretary and Treasurer since May 20, 2002. Mr. Jackson has been active in general consulting to business; private, corporate and publicly reporting since 1980, He is a past director of the British Columbia Taxi Association. He served during 2000 through 2002 as a director and President, Secretary and Treasurer of Phoenix Star






                                      10





Ventures, Inc. (formerly wowtown.com, Inc.), a
Delaware reporting company trading on the OTC Bulletin Board, involved at that time in establishing an Internet based local resource guide. During the period 1995 through 1997, Mr. Jackson served as Vice President Investor Relations for Athabaska Gold Resources Ltd., a Canadian reporting company involved in mineral exploration, then trading on the Toronto Stock Exchange and Breckenridge Resources Ltd., a Canadian reporting company involved in mineral exploration, then trading on the Vancouver Stock Exchange. During 1998 and 1999 Mr. Jackson consulted for the Vancouver International Airport Authority.

     Officers of the company do not devote their full time and attention to our affairs. We estimate that Mr. Danvers devotes approximately 60% of his time to our business and Mr. Jackson less than 20%. There are no family relationships between any of our directors, executive officers and/or directors, nominees therefore or significant employees.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding our common stock beneficially owned as of the date of this
prospectus, by:

       (i) each stockholder known by us to be the beneficial owner of five (5%) percent or more of our outstanding common stock;
       (ii)  each  of  the our executive officers  and  directors;
             and
       (iii) all executive officers and directors as a group.

     As at the date hereof, there were 4,500,000 shares of our common stock issued and outstanding.

         Name and Address of   Amount and Nature of       Percent
         Beneficial Owner (1)  Beneficial Owner  (2)      of Class
-------------------------------------------------------------------
         Robert Danvers (3),(4),(5)3,274,000              72.8%
         Danby Technologies
         Corporation               1,180,000              26.2%
         Chantal Trudeau           450,000                10.0%
         Simon Danvers             450,000                10.0%
         Nicholas Danvers          450,000                10.0%
         Stephen Jackson             6,000                 0.1%
                                   ----------------------------
         All Executive Officers
         and Directors as a group
          (2 persons)              3,280,000              72.9%
                          _____________________

(1) Unless otherwise indicated the address of each of the listed beneficial owners identified is 444 Columbia Street E, New Westminster, BC V3L 3W9.
(2) Under securities law, a person is considered a "beneficial owner" of a security if that person has or shares power to vote or direct the voting of such security or the power to dispose of such security. A person is also considered to be a beneficial owner of any securities of which the person has a right to acquire beneficial ownership within 60 days.
(3) Includes 450,000 common shares held in the name of Chantal Trudeau. Robert Danvers is the spouse of Chantal Trudeau. Each disclaims beneficial ownership of the shares beneficially owned by the other.
(4) Includes 900,000 common shares held in the name of Danby Investment Corp., a British Columbia corporation on behalf of Simon Danvers as to 450,000 common shares and Nicholas Danvers as to 450,000 common shares. Simon Danvers and Nicholas Danvers are the minor children of Robert Danvers and Chantal Trudeau. Simon
Danvers and Nicholas Danvers shares are held in trust by Danby Investment Corp. for their benefit. Robert Danvers is the President and sole shareholder of Danby Investment Corp. As trustee, Robert Danvers has full direction and control of the shares held beneficially for Simon Danvers and Nicholas Danvers.
(5) Includes 1,180,000 common shares held in the name of Danby Technologies Corporation, a British Columbia corporation. Robert Danvers is the President and sole shareholder of Danby Technologies Corporation.

Change of Control








                                         11







     There are currently no arrangements known to us, which will or in the future could, result in a change of control.


                       DESCRIPTION OF SECURITIES

General

     The following description of our capital stock is a summary of the material terms and is subject to and qualified in its entirety by our articles of incorporation, our bylaws and Nevada Law. Our authorized capital stock consists of 75,000,000 shares consisting of two classes of stock as follows:

Common Stock

     Our articles of incorporation authorize the issuance of 50,000,000 shares of common stock, par value $0.001. Each holder of common stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote. Cumulative voting for the election of directors is not permitted by the articles of incorporation.

     Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the board of directors out of legally available funds and, in the event of liquidation, dissolution or winding up of the our affairs. In the event that any of the aforementioned situations occur holders are entitled to receive, ratably, our net assets available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquida tion. Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights. To the extent that additional shares of our common stock are issued, the relative interests of then existing stockholders may be diluted.

     As of the date of this prospectus, there were 4,500,000 shares of our common stock issued and outstanding, held by thirty-one
(31) stockholders of record.

Preferred Stock

     Our articles of incorporation authorize the issuance of 25,000,000 shares of preferred stock, par value $0.001. Our board of directors is authorized to issue the preferred stock from time to time in series and is further authorized to establish such series, to fix and determine the variations in the relative rights and preferences as between series, to fix voting rights, if any, for each series, and to allow for the conversion of preferred stock into common stock. No preferred stock has been issued by us.


                INTERESTS OF NAMED EXPERTS AND COUNSEL

     No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

     Adorno & Yoss, P.A., our independent legal counsel, has provided an opinion on the legality of the issuance of the securities being offered herein.

     The financial statements included in this prospectus and registration statement have been audited by Morgan & Company, Chartered Accountants, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES




                                         12



     Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our articles of incorporation and bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.


                  ORGANIZATION WITHIN LAST FIVE YEARS

     We were incorporated under the laws of the State of Nevada on August 30, 2001, and are in the early developmental stage. Effective October 3, 2001, we entered into an agreement to acquire the prior development, designs and pilot implementation of a virtual office system from Danby Technologies Corporation in consideration for a purchase price of $60,000, due December 31, 2002 and a royalty on our net revenues from the system or products or services which use the system. Royalties are determined at the rate of 2% of net revenues until the amount paid or payable aggregates $250,000 and thereafter, at the rate of 1%. Management believes that this royalty rate is favorable in relationship to the software licensing fees normally paid in transactions of this sort.

     In May 2002, we issued Danby Technologies Corporation 1,180,000 common shares and a staff member 20,000 comman shares in settlement of the principal amount of $60,000 due under the terms of the purchase agreement of October 3, 2001. Mr. Danvers, our President, Chief Executive Officer and director beneficially owns Danby Technologies Corporation. Since 1997, Danby Technologies Corporation has provided computer and network system consulting and development services and has undertaken internal development of a number of software development projects. The virtual office system is one of Danby Technologies Corporation's development projects which include developments for the travel and entertainment industries, labour and information management and online accounting systems. Mr. Danvers has been our sole promotor since inception.


        Except as previously described, we have not been involved in any bankruptcy, receivership or similar proceeding, nor have we been involved in any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.


                        DESCRIPTION OF BUSINESS

Business of Issuer

     Our plan is to provide as our principal product, a "virtual office" service for small and medium businesses for which we would
charge fees, including those for set up and for monthly usage.   We
are currently in the development stage and have not as yet engaged in revenue producing activities. Our current objective is to complete development of our product including the establishment of a commercial service and to market it.

     We refer to our project as a "virtual office" or the "virtual office system" and use the terms in our business description to indicate our proposed service offering. A virtual office is essentially a network computer system or server, similar to those found in most business offices. These servers provide the business with software applications, security, network communications and a central data store. The distinguishing or differing feature of a virtual office system is that instead of the business establishing and maintaining its own network computer system in its office, the applications, security, communications and data store are maintained on our servers which are physically located in our office. Customers share our network computer system with other virtual office customers. The virtual office is accessed securely by a businesses' properly authorized employees, advisors and customers (we refer to these as "users") via the Internet, using a simple Internet browser on their computer workstation. Our virtual office system will not require specialized software to be installed on the computer our customer uses to access our system. We also refer to the term "online" in our business description to indicate a service or business process that is accessible via the Internet, 24 hours a day.

     A virtual office provides:







                                      13




     - A ready to use network computer system, complete with common business software applications and features for full operation of a business. A business can be set up and using its virtual office after the virtual office provider registers users, establishes passwords and file system access and completes other related administrative procedures.


     - Management by the virtual office provider who is responsible for maintenance, administration and software upgrades and for providing uninterrupted service to users.

     - User access to their virtual office at any time, from any place where a users' computer has access to the Internet.

     - Users with access to a central source for their business data, files and communications and provides the ability for users to work together and collaborate on projects or daily tasks. Business can capture information centrally as it is created and have it available to authorized persons in real time.

     - A businesses' management and its other users with the ability to locate their business information quickly and in the context of their work.


     Management identified the virtual office as a service that exhibits strong commercial potential for reasons including:

     - the increasing availability and reducing cost of high-speed Internet connections;
     - the cost of deploying computer software and computer systems;
     - the cost of maintaining computer systems and providing system help;
     - the trend toward employees working away from their primary office;
     -   the cost of experienced system managers; and
     - the large market represented by small and medium businesses.


The Virtual Office

     To be successful and attract users, the business model that we have created requires us to:

         * develop and commercialize a system that is easy to use, responsive, provides functionality customers are seeking and is cost effective;

         * provide assistance, training and support to our customers so they are able to gain maximum benefit from our virtual office system;

         * provide a robust system capable of handling many users simultaneously without affecting other users; and

         * provide privacy and security for our customer's data and their communications to and from our system.

We believe our ultimate success will be measured by the extent our customers use our system and derive value from it. A summary of the proposed features and infrastructure supporting the virtual office and of our current development and future plans follows.

  Features

     The proposed virtual office system is currently designed to include the following capabilities or functionality:

        - Email, calendar, address book, to-do lists and reminders Each user will have fully enabled email including a personal name and address book and the ability to use folders to categorize e-
mails,  a  personal  to-do list and personal reminders.   Calendars
allow   for   appointments  and  recurring   meetings.    We   have
demonstrated these capabilities in our pilot.

        -  Group calendar and schedule





                               14


Each  user  within a company will have the ability  if  permissions have been granted to make appointments and meetings with other members of the company and to determine available time, book meeting rooms and other resources company-wide. We have dem onstrated these capabilities in our pilot.

        -  Web site
We will host our customers' web site and Internet domain as an integral part of their virtual office. We have demonstrated these capabilities in our pilot.

        - Data storage and access, document sharing, cut and paste Each of our clients will be provided with disk storage space for their data and business applications. Our virtual office will provide the ability to segregate data in directory structures and to have different permissions applied. Our system will provide users with the ability to transfer data to and from our system to their local machines and will also allow most of our client's applications to share data through the system's clipboard. We have demonstrated these capabilities in our pilot.

        -  Business productivity applications:
Each of our customers will be provided with a suite of business productivity programs which integrate with the other features of the virtual office. The following productivity application modules will be offered:

             Client and contact management - includes the ability to maintain contacts throughout the business which are accessible from a user's email and from other productivity application modules. Provides businesses with the ability to track contacts made via telephone, email, include scanned in letters or other correspondence, prepare client notes and maintain dis cussions. The contact information is readily accessible with views and reports and the ability to search headings within the information maintained.

             Document and resource management - provides a common store, management, access control and the ability to categorize and to view summaries and list of documents. The document management application will provide a review cycle including the notification of reviewers, document versioning to segregate changes and the ability to attach comments, review notes and discussions to draft documents. Users will also have the ability to develop and separately post documents related to their business as resources such as policy and procedures manuals, benefits manuals, marketing materials reference materials, how-to information, and just about any other file or information that a business may use as a common resource. The resource section of this module stores and provides easy access to information in the manner of a corporate library.

             Task and project management - includes the ability to track projects and tasks throughout the business. Reports and views will allow staff and management to see the ongoing progress of work and for management to track and assign tasks. This module will allow detailed work requests to be tied to customer quotes and files and to be available to the assigned staff member in a view of work assignments and to managers in views of completed and incomplete jobs or tasks.

             Time, expense tracking and billing - working in conjunction with our other modules, particularly the task and project tracking, business will have the ability to enable time tracking including time associated with jobs and tasks. This module will provide for approval of time records and the association with a customer, job or internal task. It will also allow expenses associated with customer work and billings to be tracked, approved and ultimately billed. Users can bill and track receipts based on time, expense and job records developed. In addition to printing of invoices, our users will be able to send electronic invoices via email and automated billing through direct charging to major charge cards.

             All of our proposed productivity applications will be integrated and have the ability to share information. We will enable within these productivity applications, the ability to control user access and the ability to control creation, change or deletion of information in our modules.

             All productivity applications will be search-enabled so users can search for relevant documents by headers and by the content of the document or information itself. The features of the business productivity applications have not been demonstrated in our pilot and require development.




                                           15



        -  Local printing
Users of the virtual office will be able to print to virtually  any
local  or  network printer.    We have demonstrated this capability
in our pilot.

        -  Backup and security
Our system will provide security for our users' data and their communication into and out of the virtual office. We will use encryption for any communication between our servers and client machines. To protect from system failures, we will provide a data backups on a daily and weekly rotation. Clients will be able to request additional backups of their data and offsite storage through backups to CDROM. We have demonstrated these capabilities in our pilot.

        -  Run user applications
Users will have the ability to run their existing Win32, Linux and UNIX commercial software as part of their virtual office. Businesses will be able to run their existing software within our system and access such applications through most Internet browsers. Applications we host for clients will be able to access all data files maintained in our system, which the user is authorized to access, or on a user's computer hard drive or shared hard drive. We will establish support policies for user applications based on our testing and on our client's needs. We envision supporting only certain applications which would include a selection of the most popular software applications. We have demonstrated these capabilities in our pilot.

        -  Help desk, maintenance and upgrades
To enable our users to realize the benefits of our virtual office system and to enable them to use all its features, we will provide users with a web based help system and tutorial and access to our help desk staff who can interact with users over the Internet through our system to determine user issues and problems. We expect to additionally provide context driven help on the main user entry points in our productivity applications and to build a help database providing general information on using the system, frequently asked questions as well as providing a forum for customers to contact our staff to resolve technical problems they may encounter. We plan to include a general tutorial for first time customers to familiarize them with the system and setting up of their office. These features have not been demonstrated in our pilot and require development.

       Internal Systems

     The virtual office is composed of three components or layers which we describe as the hardware and operating system layer, the middleware layer and the business processes layer.

     Hardware and Operating System
     Our virtual system will require network servers and operating system software. We will also require internet connections and an internal network. Our virtual office will require approximately eight servers and will require networking and full interoperation. The operating system layer is responsible for all hardware and storage operations and for all network communications and authenti-cation of users. We use a combination of servers running UNIX, Linux and Windows. We will require licenses for the UNIX and Windows operating system software from their respective suppliers once our system is available for commercial sale however, we are not currently required to pay such fees during our developement Phase. Operating system software is priced per server with additional fees for each user. We are able to acquire the operating system licenses readily without lead time, in the normal course of business.

     Middleware Software
     On our servers, we run middleware software to provide specialized functionality such as firewall, web management, database, name services, security, mail and communications.
Middleware is the term we use to describe the system services and development environment upon which our virtual office is developed. Middleware is generally implemented as a software server. We use a combination of public domain middleware for which we pay no license fees and commercial middleware for which we pay licensing fees which are generally priced per server with additional fees for each user. We will be required to pay such fees once our system is available for commercial sale but we are currently not required to pay such fees in our developement phase. We are able to acquire the required middleware licenses readily without lead time, in the normal course of business.






                                     16



     Business Processes
     Our virtual office is developed and implemented in this layer. There are no additional licensing fees or charges applicable to our own development. Where we include modules or programs in our virtual office which others have written, we may be required to pay licensing or royalty fees to the author of such program or module. We will also develop and implement our internal management information system in this layer, consisting of system sign-up and tracking of client installations, change orders, service calls, customization requests, other services and overall usage of the system. Our management information system will need to provide real-time information on the status of client orders and system usage and provide automated billing and accounting.

Current and Planned Development

     In September, 2001, we entered into an agreement to acquire the prior development, designs and pilot implementation of a virtual office system from Danby Technologies Corporation, a company owned by Robert Danvers. Danby Technologies developed the original design and implementation methodology for the virtual office and a pilot or test implementation of the virtual office over the period of approximately two years from the Fall of 1999 through to our acquisition in September, 2001.

     At the time of our acquisition the pilot included an established and configured Internet connected computer system with the operating system and middleware software required to operate the virtual office. The pilot was operational and capable of demonstrating the virtual office concept including: the ability to support multiple users accessing from multiple locations over the Internet with reasonable speed and robustness; email, calendar, address book, to-do lists and reminders; group calendar and schedule; data storage and access, document sharing, cut and paste; local printing; backup and security; running many user applications; customer web site. The pilot also contained two small test models demonstrating some limited features of the business productivity applications including the ability to generate timesheets, resource materials and business contacts.

     We acquired Danby Technologies' designs, methods and know-how for a virtual office and a plan for the development of a commercial virtual office which is the subject of our business and our plan of operation and development. We also acquired the right to use or reestablish the pilot of the virtual office as we saw fit. We did not acquire any hardware and only acquired the software code for the preliminary model of the business productivity applications as well as any software code or scripts developed to operate the virtual office components of the pilot. Under the terms of our agreement, we paid Danby Technologies $60,000 to reimburse their paid development costs. Reimbursed costs did not include any affiliate fees, charges or mark-ups.

     The pilot of the virtual office is currently installed on Danby Technologies' servers. We share their servers, under the terms of an engagement with them since October 3, 2001. Our part time technical staff are also provided currently under this engagement. For the provision of their servers, network and internet access and for the provision of part-time technical services (one staff member for approximately 20 hours per month) we pay Danby Technologies the sum of $3,000 per month. The technical staff member provided by Danby Technologies is under our direction and provides us with the technical expertise necessary to manage, maintain and modify our system and also as a resource for technical support in the development of our virtual office system. Our engagement with Danby Technologies is on a month basis, renewable automatically unless cancelled by either party with 30 days notice in writing. We are able to install our pilot or our commercial virtual office system, when completed, on our own equipment at such time as it is acquired.

     In October 2001, we incorporated a wholly-owned British Columbia corporation for future Canadian marketing and to provide us with the ability to operate a physical business presence to con duct our testing and further development work. We plan to conduct our U.S. business through our U.S. incorporated company, Infotec Business Systems, Inc. We anticipate we will operate the first commercial installation of our virtual office from our subsidiary's premises in New Westminster, British Columbia, Canada.

     Since our acquisition in late September 2001, management and our part time staff have continued to implement our business plan. We have focused our limited resources to test and improve the design, features and implementation of the virtual office system. Our testing has been assisted by some clients of Danby Financial Management Corp. and Danby Technologies Corporation, companies controlled by our President, who have participated informally with
us to test our pilot system's capabilities.   Other than as noted









                                         17


above, we pay no fees for any participants in such tests. During the period from October 2001 through to July 31, 2002 we incurred development related costs totalling $29,618 composed of $14,808 for part time technical services and $14,808 for equipment rental. Our testing and development has focused on:

     - testing various commercial software applications for their ability to operate in our virtual office;
     -   developing    and    testing   the   prototype    business
         productivity applications; and
     - testing the use of the pilot system by different companies.

     Our testing and development activities have been principally conducted by our staff and were ongoing from October 2001 through
to May 2002.   During this same period we enabled a small number of
companies totalling five users who were not affiliates of our officers or directorsto test Internet access to the pilot and the operation of a limited number of applications including email, accounting, one customer provided application and the pilot's features for local printing and file sharing. Testing by the outside parties was informal and limited to their needs and interests.
Our staff also tested additional commercial software applications and also different versions of the same commercial software to determine their ability to coexist with other commercial software applications and operate in the pilot virtual office. During the winter of 2001/2002 we developed additional models of the business productivity applications which were then tested by our staff for functionality and operation in the virtual office. In the spring of 2002 we began to research and experiment with new commercial middleware to enable us to improve the system's ability to provide customer segregation with the email, calenders, group calender and schedule functions and the business productivity applications. In the summer of 2002, we commenced upgrading our pilot's operating system and middleware software to demonstrate and test the middleware software's customer segregation capabilities.



     Our testing and additional research since October 2001 have provided the following:

     -    a   better   determination  of  the   commercial   software
         applications that we will support and that a customer can run in their virtual office;
     - a demonstration of multiple user access to the pilot and to selected commercial software applications and email functions;
     - a better approach and design for the development of our business productivity applications; and
     - new commercial middleware software which will enable us to maintain better segregation and privacy for our customers' email, calenders, group calender and schedule and the business productivity applications to shield their data and activities using these features from view by other customers who share the virtual office.

     Our business plan can be summarized in four principal categories as outlined below. We estimate the development period required to complete a commercial implementation of the virtual office would be four months at an estimated cost of $184,200. At present we do not have sufficient funds to engage additional employees or contractors and to proceed with our development plan. Continuation of development and ultimately the marketing of our proposed product is conditional upon our obtaining additional funding. While we are unable to proceed with substantial development or our virtual office system without additional funding, we believe we would not be considered to be a blank cheque company as defined under applicable securities rules and regulations as we have a business and plan which we are following for the development and commercialization of our product and we have no intent or plan to engage in a merger or acquisition with an unidentified company or companies.

     We have set forth estimates of the costs and time frame to complete the elements of our business plan under Plan of Operation which immediately follows this discussion.


     1.  Virtual Office System

     We currently have a pilot implementation of our virtual office and have developed designs for its commercialization. Our existing pilot currently comprises the principal functionality of the virtual office system, as outlined above. However, it is not complete and it is not a commercial installation. We will need to undertake additional development including:







                                      18


-   rewriting   the  software  for  the  business  productivity
    application modules which we described in detail under the subheading titled Features;
-   developing our help system;
- conducting the related interoperation and testing of these functions and modules; and
-   training staff to provide support to customers.

     We will also need to install the components of our virtual office system on production or commercial network servers, when acquired.

     2.  Internal Systems

     We currently have no hardware of our own, and have not yet acquired any operating system or middleware software licenses. However, we currently rent a shared Internet connected network sys tem from Danby Technologies Corporation which provides us with the hardware we require for our pilot. The operating system and middleware software layers in which we operate our pilot are avail able to us for testing and development without charge. Our business plan calls for us to acquire our own network servers and operating system and middleware software. We will also need to undertake additional work to install the operating system and middleware software and to conduct related interoperation and testing.

     We have not as yet developed our internal management information system for the virtual office. We will need to undertake additional development including design, software writing, testing and training staff in its use.


     3.  Development of Web Site and Virtual Office Demonstration

     For marketing of our service, our plan includes the development of a web site and web-based demonstration of our virtual office system. Our web site will incorporate information about ourselves and our products and services. The demonstration will allow potential customers the ability to tryout the features and usability of our virtual office prior to purchasing.

     We have not commenced development of these components. We plan to outsource the development of the web site to a firm with expertise in designing web sites and have identified companies that have the capability to complete this development. We have not as yet identified the environment or method for developing the system demonstration, nor have we identified companies or individuals that have the ability to complete such a system demonstration.

     4.  Marketing of the Virtual Office

     Our objective will be to commence marketing upon completion of development of the virtual office system, internal systems, web site and demonstration system. Our marketing strategy is proposed to be directed toward small and medium sized businesses located in the U.S. or Canada with the following attributes:

            *  employees and contractors working away from the office;
            *  home office market; and
            * rapidly growing and start-up enterprises requiring scalable computer systems.

     We plan to outsource the development of our marketing, including the development of logos, art and design work for our brochures and web site. We also expect to outsource our marketing functions for the launch of our virtual office and ongoing marketing functions for the foreseeable future. We believe an independent marketing team, paid under a fair commission program with channels for reporting customer contacts will provide the best value and allow our management to concentrate on developing and managing the virtual office system. We have established a wholly-owned subsidiary in Canada for marketing in that country.

Revenue Sources

     The successful implementation of our business model will enable us to generate revenues from:

     -   setup or implementation fees;






                                         19

     -   monthly system fees;
     -   monthly system usage fees;
     -   consulting and training fees; and
     -   customizing fees;

Intellectual Property

         We currently plan to market our product as the "Infotec Virtual Office" although we have not yet applied for such a registered trademark and there is no assurances that such mark would be available that we would be granted such mark. We have obtained the right to use the Internet domain names www.infotecbusinesssystem.com, infotecbusinessstrategies.com and infoteconlineoffice.com. We do not have and cannot acquire any property rights in an Internet address.

     To protect our rights to intellectual property, we will rely on a combination of trademark, copyright law, trade secret protection, and confidentially agreements although we do not have confidentiality agreements signed in every instance.

     Our virtual office system requires some commercial computer software written and owned by others for which we are required to pay licensing fees.

Competition

     We will compete with numerous providers of online or Internet accessible business applications and services companies, many of which have far greater financial and other resources than we do. Many of these companies have established histories and relationships in providing online applications or systems that enable them to attract talent, marketing support, the interest of decision makers and financing. Moreover, proven track records are of paramount consideration in selecting vendors.

     We plan to compete through the development of an integrated, fully managed and easy to use "virtual office" as a complete online system for small and medium businesses. We also plan to aggressively market the virtual office through successful marketers.

     While our management team has significant business experience, we, as a company, have no proven track record in the online services industry. We can provide no assurance that we will be able to successfully complete development of a commercial system or compete in this industry.

Government Regulations

     Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet generally, covering issues such as user privacy, pricing, and characteristics and quality of products and services. Similarly, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business over the Internet. The adoption of any such laws or regulations may decrease the growth of commerce over the Internet, increase our cost of doing business or otherwise have a harmful effect on our business.

     Currently, governmental regulations have not materially restricted the use or expansion of the Internet. However, the legal and regulatory environment that pertains to the Internet is uncertain and may change. New and existing laws may cover issues that include:

     *     Sales and other taxes;
     *     User privacy;
     *     Pricing controls;
     *     Characteristics and quality of products and services;
     *     Consumer protection;
     *     Cross-border commerce;
     *     Libel and defamation;
     *     Copyright, trademark and patent infringement; and
     * Other claims based on the nature and content of Internet materials.

     These new laws may impact our ability to develop and market our virtual office system in accordance with our business plan.






                                  20


     We may have to qualify to do business in other jurisdictions. If we commence our virtual office business, we anticipate that our sales and our customers will be in multiple states and foreign coun tries. As our customers may be resident in such states and foreign countries, such jurisdictions may claim that we are required to qualify to do business as a foreign company in each such state and foreign country. Failure to qualify as a foreign company in a jurisdiction where required, could subject us to fines, penalties or other prosecutions.

Research and Development Expenditures

     We have not expended any money on research and development. We have however spent $60,000 on expenses associated with the acquisition of prior development costs and plan to expend in the next 12 month period the sum of $184,200 on expenses associated with the development of our proposed virtual office system.

     We expect to continue to develop our virtual office system and expect to devote a significant proportion of our revenues and capital funds to developing enhancements to our virtual office system and maintaining our competitive positioning.

Environmental Regulations

     We are not aware of any environmental laws that will be applicable to the operation of our business.

Employees

     We currently have no full-time employees, one part-time employee and one part-time contractor. Mr. Robert Danvers, our President and Chief Executive Officer is a part-time employee. Mr. Tim Sproule, a consultant with Danby Technologies Corporation and available to us under the terms of our engagement with them, is a part-time consultant. As prospects and circumstances warrant, we will engage additional full-time and part-time employees, as well as consultants, to perform required services.


                           PLAN OF OPERATION

Current Operation Development

     In furtherance of our business model:

     - In October 2001, we acquired the prior development and pilot implementation of the virtual office from Danby Technologies Corporation, a company controlled by our founder and President. Danby Technologies Corporation developed the original plans and pilot implementation over a period of approximately two years prior to our acquisition.

     - In October 2001, we organized a wholly-owned British Columbia, Canada corporation to enable us to conduct our development and to service the Canadian market after commer cialization of our virtual office system. We have additionally rented office space from Danby Technologies Corporation since October 2001 for our testing and ultimately for marketing in Canada.

     - We have engaged Mr. Tim Sproule through our engagement of Danby Technologies Corporation, on a part-time basis since October 2001 to provide computer and system services on a monthly basis and to act as our technical consultant. Mr. Sproule is a computer system specialist with extensive experience with system management, programming and development. As a consultant, Mr. Sproule has managed large UNIX based distributed systems and played a key role in project developments.

     -   In October, 2001, we engaged Danby Technologies
Corporation to provide an Internet accessible server-based system. This hardware, network infrastructure and internet connectivity has enabled us to maintain our pilot implementation of the virtual office system and continue development and testing.

     - Stephen Jackson joined as a member of our board of directors in April 2002. Mr. Jackson is a businessman, engaged in providing business consulting to private and public companies since 1980.





                                  21



     Since our acquisition of prior development, pilot and designs, we have continued to progress our development plan focusing on continued testing in a live business environment with multiple users. We have also updated our designs for a commercial virtual office system. Our testing the scale-up and usability of the virtual office system has confirmed development issues and provided opportunities for improving our proposed product. We are currently upgrading our pilot system to incorporate new software and designs. Our objective with these upgrades are to provide better segregation of our customers' data; to ensure privacy of our users activities; and to improve administration of user identities and system permissions. We will test the upgraded pilot to confirm it meets these objectives.

     Our plan of operations for the twelve months following the date of this registration statement is to complete the following objectives within the time period specified, subject to our obtaining funding for the development and marketing of our virtual office system:

        *  Complete development of the virtual office system;
        *  Complete development of our internal systems;
        *  Complete development of our web and demonstration site;
           and
        *  Market our virtual office system;

     To accomplish our objectives, we will need to undertake significant development work and will accordingly need to hire additional employees, contractors and further, engage consultants to enable us to undertake marketing. Our plan is to hire such employees and consultants directly and not through Danby Technologies. We expect however to continue to draw on the skills of Danby Technologies staff in addition to the staff we plan to employ or engage directly until such hiring or engagements are completed and staff training is completed. Progress in development and the hiring of additional staff is conditional upon our obtaining financing.

        The projected time to complete each of the elements of our plan of operations and its anticipated cost are discussed below:

     1.  Complete Development of Virtual Office System

     We are currently testing and upgrading the pilot virtual office system however we require additional design, programming and testing to develop a commercial version of our virtual office system. The principal focus of this development includes extensive software development to write the software for the business productivity applications and development of the help and user support systems. We anticipate this development could be completed within a four month period after we obtain funding. We anticipate that the development costs will be approximately $60,000 and will consist primarily of payments to consultants for programming and software development services and the cost of help desk training and staff management. We have included in this budget the amount of $10,000 for the services of Danby Technologies' staff.

     2.  Complete Development of Our Network Infrastructure

     We anticipate that upgrading of our network system and Internet infrastructure, including additional security features and the development of our internal management information system to be completed over a three month period during the development of the virtual office at a budgeted cost of $12,500. To complete our infrastructure for commercial operations, we estimate software licensing costs of approximately $29,700 will be required. We also anticipate that costs for the acquisition of additional equipment, prepayments for high speed internet connection services and other costs including fees for the development and implementation of this infrastructure will be approximately $62,000.

     3.  Complete Development of Web and Demonstration Site

     We plan to commence development of our web site and web-based system demonstration during the final month of the virtual office development program. Provided funds are available, we anticipate that this component could be completed in a period of less than 45 days. We anticipate development costs will be approximately $20,000.

     4.  Marketing







                                      22

     We plan to undertake the development of a logo and other art and to develop a look and feel for our brochures and web site and which we will incorporate into an advertising and marketing campaign once the development of our virtual office system and web site are approaching completion. We anticipate that initial marketing expenses, including travel for the first year will be approximately $75,000. We anticipate that the marketing materials and campaign would be designed by an outside marketing consulting firm.

Employees and Consultants

     We currently have no full-time employees, one part-time employee, Mr. Robert Danvers, our President and Chief Executive Officer and one part-time contractor, Mr. Tim Sproule, who is available to us under our engagement with Danby Technologies Corporation. Our full-time employee and consulting positions are not expected to exceed six persons in the near future, including Mr. Robert Danvers, our President, a technical and systems manager, an administration assistant, a senior programmer and two technical support staff. We will contract with other consultants for specialized development to the extent required. The cost of employees or consultants over the next twelve months has been estimated as $106,000. We have included in this budget the amount of $5,000 monthly for eight months for the provision of technical services from Danby Technologies. The estimated cost of employees or consultants engaged in development and marketing has been included in the estimates contained within other items of this plan.

Working Capital Requirements

     In addition to the above, we will incur additional expenses on account of overhead and administration. These costs will include fees payable for rent, office expenses, travel, legal and accounting services. We anticipate spending approximately $44,000 on these expenditures over the next twelve months. In addition to the amounts noted above, we are seeking an additional amount of funding aggregating approximately $50,000 for unalocated working capital.

Results of Operations

     We have not yet engaged in any revenue-producing activities, nor are we a party to any binding agreements that will generate revenues. Due to our lack of revenue-production to date, and our lack of contractual commitments to generate revenue, there is no basis at this time for investors to make an informed determination as to the prospects for our future success. For similar reasons, our auditors have included in their report covering our financial statements for the period from incorporation to April 30, 2002, that there is substantial doubt about our ability to continue as a going concern.

     For the period from incorporation August 30, 2001 through April 30, 2002 we incurred a deficit of $92,438. Our principal areas of expenditure during the period were for prior development costs of $60,000, rent and occupancy costs of $10,500, system rental of $10,308 and technical subcontracts of $10,308. As at April 30, 2002, we had a working capital deficit of $85,438.

     Through April 30, 2002, we funded our operations through a combination of supplier finance and the sale of our equity
securities.  In October 2001, we completed the sale of 2,100,000
shares of common stock for proceeds to us of $7,000.   The sale of
these shares was effected off-shore, pursuant to SEC rules, regulations and interpretations, including Regulation S.

     Subsequent to April 30, 2002 we completed the sale of an additional 1,200,000 shares of common stock resulting in net proceeds to us of $60,000 and settled the $60,000 debt due to Danby Technologies Corporation under the terms of the October 3, 2001 purchase agreement by the issuance of 1,180,000 shares of our common stock to Danby Technologies and 20,000 shares to a member of their staff. The sale of these shares was effected off-shore, pursuant to SEC rules, regulations and interpretations, including Regulation S. For the three month period through July 31, 2002 we incurred a deficit of $21,610. Our principal areas of expenditure during the period were for occupancy costs of $4,500, system rental of $4,500 and technical subcontracts of $4,500. As at July 31, 2002 we had working capital of $12,952.

Financial Plan & Operation

     Our plan as outlined above anticipates we will spend $432,206, inclusive of $6,129 already spent to July 31, 2002, over the next twelve month period pursuing our stated plan of operations







                                   23



 composed of the following:

  Complete Development of Virtual Office System          $ 60,000
  Complete Development of Our Network Infrastructure      104,200
  Complete Development of Web and Demonstration Site       20,000
  Marketing                                                75,000
  Employees and Consultants (post development)            106,000
  Operating expenses                                       44,000
  Costs of this offering                                   23,006

                                                         $432,206
                                                         ========




     Of these expenditures, we anticipate that approximately
$282,000, inclusive of $6,129 already spent to July 31, 2002, will be spent within the next six month period.

     The funds available to us currently are insufficient to carry out our plan of operations and complete our development program and, as we will be unable to generate revenues until such time as development is completed, we will require additional financing in order to pursue our plan of operations and our business plan. As at July 31, 2002 we had current assets net of non-related amounts payable of $20,396 which are sufficient to pay the remaining costs of the offering estimated at $16,877. After providing for payment of the costs of this offering and $3,519 for amounts payable to related parties, we have no funds on hand to pay the remaining amounts payable to related parties at July 31, 2002 of $3,925 or the costs of our development plan without additional funding. We have been advised by Danby Technologies that they will not seek payment of the $3,925 referred to previously or fees charged or chargeable under the terms of our engagement with them dated October 3, 2001 for the months of August through December 2002 until March, 2003, unless we raise substantial funds prior to that time.

     Our financial plan requires us to seek additional capital in the private and/or public equity markets. This additional capital may be provided by the sale of equity or debt securities, or through the issuance of debt instruments. If we receive additional funds through the issuance of equity securities, however, our existing stockholders may experience significant dilution. If we issue new securities, they may contain certain rights, preferences or privileges that are senior to those of our common stock. Moreover, we may not be successful in obtaining additional financing when needed or on terms favorable to our stockholders.
As we have no commitments from any third parties to provide addi tional equity or debt funding, we cannot provide any assurance that we will be successful in attaining such additional funding.

     Our current operations are budgeted at approximately $5,800 per month or a total of $70,000 over the next twelve month period. In the absence of third-party funding, we expect to obtain interim funding for our current level of operations through a combination of supplier finance, principally from Danby Technologies Corporation and from loans or advances from our management, affiliates and existing stockholders. Where we determine that the available funding is insufficient to maintain our current operations, we will reduce our expenditures accordingly. We estimate that in the absence of the costs for our office, shared network computers and part-time technical services, our budget over the next twelve month period would not exceed $16,000. We expect our management, affiliates and current stockholders would support this minimum budget over the next twelve month period. Although management has indicated a willingness to provide additional financing for such limited operations, we have no written commitments for funding and accordingly we can provide no assur ances that additional funding, as required, will be available to us or be available to us upon acceptable terms. If we receive no additional funding, we will eventually have to cease operations.
It is our objective to carry out our plan and successfully market our product. We have developed reduced budgets as outlined above to allow us the opportunity to maintain limited operations while we seek proper funding. If we are unable to obtain additional funding to conduct our development program, it is not our plan to seek other business opportunities including acquiring or merging with a private company unless such an acquisition or merger was with a strategic business partner or business that strengthened and furthered our business plan as outlined in this registration statement.

     We anticipate incurring continuing operating losses for the foreseeable future. We base this expectation, in part, on the fact that we will incur substantial operating expenses in completing our development program and do not anticipate earning any revenues until after development is completed and marketing has commenced. Our future financial results are also uncertain due to a number of factors, some of which are outside our control. These factors include, but are not limited to:








                                    24






      (a) our ability to develop a commercially marketable virtual office system with the features and functionality sought by our potential customers;

      (b) our ability to successfully market our virtual office system to potential customers;

      (c) our ability to charge fees for use of our virtual office system that will enable us to generate revenues that exceed our operating costs; and

      (d)  the   introduction  and  availability  of  competing
      services.

        As a result of the material uncertainties discussed above regarding our financial position and our ability to carry out our business plan and market our proposed service, persons who cannot afford a complete loss of their investment should not purchase our securities.

        We believe the above discussion contains a number of forward-looking statements. Our actual results and our actual plan of operations may differ materially from what is stated above. Factors which may cause our actual results or our actual plan of operations to vary include, among other things, decisions of our board of directors not to pursue a specific course of action based on its reassessment of the facts or new facts, changes in the application hosting business or general economic conditions and those other factors identified in this prospectus.


                        DESCRIPTION OF PROPERTY

     We do not own or lease any real property. Our principal executive offices and our subsidiary's development facilities are located in property of Danby Technologies Corporation, a company controlled by Mr. Robert Danvers, our President and a director, at 444 Columbia Street E., New Westminster, B.C. V3L 3W9. We pay $1,500 per month, for our office rent at this location under a month to month agreement renewable automatically unless cancelled by either party on 30 days written notice.


            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Except as set forth below, there have been no material transactions, series of similar transactions, currently proposed transactions, or series of similar transactions, to which we are or will be a party, in which the amount involved exceeded $60,000 and in which any of our directors or executive officers, any security holder who is known by us to own of record or beneficially more than five percent of our common stock, any promoter, or any member of the immediate family of any of the foregoing persons, had a material interest.

     Mr. Robert Danvers may be considered a promoter within the meaning of the federal securities laws.

During the year ended April 30. 2002:

         We acquired from Danby Technologies Corporation, a company owned and controlled by Robert Danvers, the prior development, designs and implementations for a virtual office system for the reimbursement of $60,000 of Danby Technologies Corporation's prior out of pocket development expenses and a royalty on future sales of 2%, to an aggregate $250,000 and thereafter at the rate of 1% of net revenues.

         We issued 2,100,000 common shares in a private transaction at the price of $0.00333 per share to Mr. Robert Danvers, Mr. Danvers spouse, Chantal Trudeau and their minor children Nicholas and Simon Danvers for an aggregate consideration of $7,000.

         We rented our office premise for our British Columbia subsidiary and our executive offices from Danby Technologies Corporation at the rate of $1,500 per month on a month to month basis. In the period from incorporation to April 30, 2002, we incurred rental charges aggregating $10,500 of which the outstanding balance was $7,971 at April 30, 2002.

         We engaged Danby Technologies Corporation as contractor to provide us with a shared internet enabled network system







                                     25



         for deploying and testing our development and to provide professional staff to maintain our implementation and undertake development. Fees of $3,000 per month are based on fees Danby Technologies Corporation charges other firms for comparable services. In the period from incorporation to April 30, 2002, we incurred fees related to systems and professional fees aggregating $20,616 of which the outstanding balance was $20,616 at April 30, 2002.

         Danby Technologies Corporation, incurred various operating expenses on our behalf, aggregating $70 during the period from incorporation to April 30, 2002. The outstanding balance of which was $70 at April 30, 2002.

         Danby Financial Management Corp., a company controlled by Robert Danvers, incurred various operating expenses on our behalf, aggregating $825 during the period from incorporation to April 30, 2002. The outstanding balance of which was nil at April 30, 2002.

     Subsequent to the year ended April 30. 2002:

         We issued 1,180,000 common shares to Danby Technologies Corporation and 20,000 to a member of their staff in settlement of the principal amount of $60,000 due Danby Technologies Corporation under the October 3, 2001 purchase agreement.

         In the three month period to July 31, 2002, under the terms of our engagement with Danby Technologies Corporation, we incurred fees related to office and systems rent and professional fees aggregating $13,500 of which the outstanding balance was $6,104 at July 31, 2002.

         Danby   Technologies  Corporation,  and  Danby   Financial
         Management Corp., incurred various operating expenses on our behalf, aggregating $138 and $37 respectively during
         the   three  month  period  ended  July  31,  2002.    The
         outstanding balance due for expenses was $214 and $40 respectively at July 31, 2002 which includes unpaid amounts from April 30, 2002 and the three month period ended July 31, 2002 and reflect applicable currency translation adjustments.

         We engaged S.C. Jackson & Associates, a company controlled by Stephen Jackson a director, to provide marketing related consulting services. We incurred fees and related expenses aggregating $1,125 of which the outstanding balance was $1,125 at July 31, 2002.

        At this time we have not formulated any corporate policies for entering into transactions with affiliated parties.

     Members of our management team are not employed by us on a full-time basis. They are involved in other business activities and may, in the future become involved in other businesses. If a specific business opportunity becomes available, such persons may face a conflict in selecting between our business and their other business interests. We do not have and do not intend in the future to formulate a policy for the resolution of such conflicts. We currently have no agreements with members of our management team. We have not determined when an employment agreement would be entered into with Robert Danvers, our President however we have determined to review entering into an agreement after a public market for our common shares develops.


                                     26







MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

     There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

     We understand that, in 2003, subject to approval of the Securities and Exchange Commission, The NASD intends to phase out the OTC Bulletin Board, and replace it with the "Bulletin Board Exchange" or "BBX". As proposed, the BBX will include an electronic trading system to allow order negotiation and automatic execution. The NASD has indicated its belief that the BBX will bring increased speed and reliability to trade execution, as well as improve the overall transparency of the marketplace. Specific criteria for listing on the BBX have not yet been announced, and the BBX may provide for listing criteria which we do not meet. If the OTC Bulletin Board is phased out and we do not meet the criteria established by the BBX, there may be no transparent market on which our securities may be included. In that event, investors may have difficulty buying and selling our securities and the market for our securities may be adversely affected thereby.

Holders of Our Common Stock

     As of the date of this registration statement, we had thirty-one (31) registered stockholders.

Rule 144 Shares

     A total of 3,300,000 shares of our common stock will be available for resale to the public after October 6, 2003, (2,094,000 shares), April 12, 2004 (6,000 shares) and May 13, 2004
(1,200,000 shares) in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

     1. 1% of the number of shares of our common stock then outstanding which, in our case, will equal approximately 45,000 shares as of the date of this prospectus; or

     2. the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

     Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

     Under Rule 144(k), a person who is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

     As of the date of this prospectus, persons who are our affiliates hold 3,280,000 shares that may be sold pursuant to Rule 144 after October 6, 2003, April 12, 2004 and May 13, 2004.

Stock Option Grants

     To date, we have not granted any stock options.

Registration Rights

     We have not granted registration rights to the selling stockholders or to any other persons.

Dividends

     There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada
Revised Statutes, however, do prohibit us from declaring dividends where,




                                      27



after giving effect to the distribution of the dividend:

      1. We would not be able to pay our debts as they become due in the usual course of business; or

      2. Wur total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

           We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.


                        EXECUTIVE COMPENSATION


Summary Compensation Table

     The following table sets forth information relating to all compensation awarded to, earned by or paid by us during each of the preceding three fiscal years to: (a) all individuals serving as our Chief Executive Officer in the fiscal year ended April 30, 2002; and (b) each of our executive officers who earned more than $100,000 during the fiscal year ended April 30, 2002:


                                         Other    Securities
                                         Annual   Underlying       All
Name and           Fiscal                Compen-  Options/ LTIP    Other
Principal Position Year   Salary Bonus   sation   SARs (#)Payouts  Compensation

Robert Danvers     2002     -      -       -         -         -      -
President, CEO

Stephen Jackson    2002     -      -       -         -         -      -
Secretary,
Treasurer


Option Grants in Last Fiscal Year

     We did not grant any stock options to the executive officers during our most recent fiscal year ended April 30, 2002. We have also not granted any stock options to executive officers since
April 30, 2002.

Compensation of Directors

     There are no standard arrangements pursuant to which directors are compensated for any services provided as director. No additional amounts are payable to directors for committee participation or special assignments performed for and on our behalf through to April 30, 2002.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

     There are no employment contracts, compensatory plans or arrangements, including payments to be received from us, with respect to any of our directors or executive officers which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of employment with us, any change in control of us, or a change in the person's responsibilities following such a change in control.








                                  28









                         AVAILABLE INFORMATION

Availability of Additional Information

     We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements contained in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents and are not necessarily complete. In each instance, we refer you to the copy of the contracts or other documents filed as exhibits to this registration statement, and the statements we have made in this prospectus are qualified in their entirety by reference to the referenced contracts, agreements or documents.

     The registration statement, including all exhibits, may be inspected without charge at the SEC's Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549. Copies of these materials may also be obtained from the SEC's Public Reference at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549, upon the payment of prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

     The registration statement, including all exhibits, has been filed with the SEC through the Electronic Data Gathering, Analysis
and Retrieval system.   Following the effective date of the
registration statement, we will become subject to the reporting requirements of the Exchange Act and in accordance with these requirements, will file annual, quarterly and special reports, and other information with the SEC. We also intend to furnish our stockholders with annual reports containing audited financial statements and other periodic reports as we think appropriate or as may be required by law. This registration statement and other filings made by us with the SEC through its Electronic Data Gathering, Analysis and Retrieval Systems are publicly available through the SEC's site on the World Wide Web located at http//www.sec.gov.


                      REPORTS TO SECURITY HOLDERS

     We will voluntarily send a report annually to stockholders including our annual audited financial statements.








                                     29








FINANCIAL STATEMENTS                                   Page


        Annual Audited Financial Statements
        Independent Auditors' Report                   F-2
        Consolidated Financial Statements
        Consolidated Balance Sheet                     F-3
        Consolidated Statement of Operations           F-4
        Consolidated Statement of Cash Flows           F-5
        Consolidated Statement of
        Stockholders' Deficiency                       F-6
        Notes to the Consolidated Financial Statements F-7 - F-10
        Interim Financial Statements to July 31, 2002
        Consolidated Interim Financial Statements
        Consolidated Balance Sheet                     F-11
        Consolidated Statement of Operations           F-12
        Consolidated Statement of Stockholders' Equity F-13
        Consolidated Statement of Cash Flows           F-14
        Notes to the Consolidated Interim Financial
        Statements                                     F-15 - F-17





                                        F-1

 INFOTEC BUSINESS SYSTEMS, INC.
 (A Development Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS


APRIL 30, 2002
(Stated in U.S. Dollars)



                      AUDITORS' REPORT




To the Shareholders
Infotec Business Systems, Inc.
(A development stage company)


We have audited the consolidated balance sheet of Infotec Business Systems, Inc. (a development stage company) as at April 30, 2002 and the consolidated statements of operations, cash flows, and stockholders' deficiency for the period from August 30, 2001 (date of inception) to April 30, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at April 30, 2002 and the results of its operations and cash flows for the period from August 30, 2001 (date of inception) to April 30, 2002 in accordance with United States generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company is in the development stage and will need additional working capital for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1(c). These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Vancouver, B.C.                       "Morgan  & Company"

May 27, 2002                          Chartered Accountants






                                  F-2



               INFOTEC BUSINESS SYSTEMS, INC.
                (A Development Stage Company)

                 CONSOLIDATED BALANCE SHEET

                       APRIL 30, 2002
                  (Stated in U.S. Dollars)




ASSETS

Current
Cash                                                    $ 2,066
Amounts receivable                                        2,094
Prepaid expenses                                          633
                                                         ------
                                                        $ 4,793
                                                         ------
LIABILITIES

Current
Accounts payable - related company                     $ 90,227
Accounts payable - other                                      4
                                                         ------
                                                         90,231
                                                         ------
STOCKHOLDERS' DEFICIENCY

Capital Stock
Authorized:
50,000,000 common shares, par value $0.001 per share
25,000,000 preferred shares, par value $0.001 per share

Issued and outstanding:
2,100,000 common shares at April 30, 2002                 2,100

Additional paid-in capital                                4,900

Deficit Accumulated During The Development Stage        (92,438)
       								  -------
                                                        (85,438)
                                                        -------
                                                        $ 4,793
  								        -------


Nature Of Operations (Note 1)






                                      F-3



               INFOTEC BUSINESS SYSTEMS, INC.
                (A Development Stage Company)

            CONSOLIDATED STATEMENT OF OPERATIONS

PERIOD FROM AUGUST 30, 2001 (DATE OF INCEPTION) TO APRIL 30,2002
                  (Stated in U.S. Dollars)



---------------------------------------------------------------
Expenses
Office and miscellaneous                               $  1,322
Rent and occupancy                                       10,500
Equipment rental                                         10,308
Software development costs                               70,308
                                                        -------
Loss For The Period                                    $(92,438)
                                                        -------

Basic Loss Per Share                                    $ (0.05)
                                                        -------

Weighted Average Number Of Shares Outstanding         1,745,679
								      ---------






                                      F-4





               INFOTEC BUSINESS SYSTEMS, INC.
                (A Development Stage Company)

            CONSOLIDATED STATEMENT OF CASH FLOWS

PERIOD FROM AUGUST 30, 2001 (DATE OF INCEPTION) TO APRIL 30,2002
                  (Stated in U.S. Dollars)




Cash Flows From Operating Activities
Loss for the period                                    $ (92,438)

Changes  in non-cash working capital balances  related
to operations:
Prepaid expenses                                         (633)
Amounts receivable                                       (2,094)
Accounts payable - related company                       90,227
Accounts payable - other                                 4
                                                         ------
                                                         (4,934)
                                                         ------
Cash Flows From Financing Activity
Issuance of share capital                                7,000
                                                         ------
Increase In Cash During The Period                       2,066

Cash, Beginning Of Period                                -
                                                   ------------
Cash, End Of Period                                    $ 2,066
								   ------------




                                   F-5




               INFOTEC BUSINESS SYSTEMS, INC.
                (A Development Stage Company)

     CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY

                       APRIL 30, 2002
                  (Stated in U.S. Dollars)




                                        ADDITIONAL
                        COMMON STOCK    PAID-IN
                      SHARES    AMOUNT  CAPITAL     DEFICIT     TOTAL
-------------------------------------------------------------------------
October 2002 -
Issued for cash     2,100,000  $ 2,100  $ 4,9008    $(92,438)  $ (85,438)


Balance, April  30, 2,100,000  $ 2,100  $ 4,9008    $(92,438)  $ (85,438)
2002






                                        F-6











               INFOTEC BUSINESS SYSTEMS, INC.
                (A Development Stage Company)

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       APRIL 30, 2002
                  (Stated in U.S. Dollars)



1.NATURE OF OPERATIONS

  a)Organization

     The Company was incorporated in the State of Nevada, U.S.A. on August 30, 2001. The Company's wholly owned subsidiary, Infotec Business Strategies, Inc., was incorporated under the laws of the Province of British Columbia on October 1, 2001.

  b)Development Stage Activities

     The Company is engaged in the development of internet accessible ("online") systems for conducting business processes in real time. The development is currently focused on a "virtual office" system for small and medium businesses which provides remote users with access via a web browser to their software applications, corporate data storage and integrated business applications for contact management, time and project management, and client management.

     The Company is in the development stage; therefore, recovery of its assets is dependent upon future events, the outcome of which is indeterminable. In addition, successful completion of Infotec Business Systems, Inc.'s development program and its transition, ultimately to the attainment of profitable operations is dependent upon obtaining adequate financing to fulfil its development activities and achieve a level of sales adequate to support its cost structure.

  c)Going Concern

     The Company will need additional working capital to be successful in its planned development activities and to service its current liabilities for the coming year, and, therefore, continuation of the Company as a going concern is dependent upon obtaining the additional working capital necessary to accomplish its objective. Management has developed a strategy, which it believes will accomplish this objective, and is presently engaged in seeking various sources of additional working capital including equity funding through a private placement and long term financing.






                                    F-7


               INFOTEC BUSINESS SYSTEMS, INC.
                (A Development Stage Company)

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       APRIL 30, 2002
                  (Stated in U.S. Dollars)



2.SIGNIFICANT ACCOUNTING POLICIES

  The consolidated financial statements of the Company has been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of consolidated financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

  The consolidated financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality, and within the framework of the significant accounting policies summarized below:

  a)Consolidation

     These consolidated financial statements include the accounts of the Company and its wholly owned Canadian subsidiary, Infotec Business Strategies, Inc.

  b)Software Development Costs

     Software development costs are charged to expense as incurred unless the development project meets the criteria under United States generally accepted accounting principles for capitalization. Capitalization of software development costs begins upon the establishment of technological feasibility and ceases when the product is available for general release. The Company has no capitalized software development costs at April 30, 2002.

  c)Development Stage Company

     The Company is a development stage company as defined in the Statements of Financial Accounting Standards No.
     7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

  d)Income Taxes

     The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting For Income Taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion, or all if a deferred tax asset, will not be realized, a valuation allowance is recognized.




                                     F-8



               INFOTEC BUSINESS SYSTEMS, INC.
                (A Development Stage Company)

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       APRIL 30, 2002
                  (Stated in U.S. Dollars)



2.SIGNIFICANT ACCOUNTING POLICIES (Continued)

  e)Foreign Currency Translation

     The operations of the Company's subsidiary, Infotec Business Strategies, Inc., are located in Vancouver, Canada and its functional currency is the Canadian dollar. The consolidated financial statements have been translated using the current method whereby the assets and liabilities are translated at the year end exchange rate, capital accounts at the historical exchange rate, and revenues and expenses at the average exchange rate for the period.

  f)Financial Instruments

     The  Company's financial instruments consist  of  cash,
     amounts   receivable,  prepaid  expenses  and  accounts
     payable.

     Unless otherwise noted, it is management's opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

  g)Basic Loss Per Share

     Basic loss per share is calculated using the weighted average number of common shares outstanding during the period.


3.COMMITMENT

  Pursuant to a purchase agreement dated October 3, 2001, the Company acquired computer software development costs for the consideration of $60,000, and a royalty of 2% on the net sales revenue of any product or service that uses all or any portion of the software until the amount paid totals $250,000, after which the royalty drops to 1%. The royalty is payable quarterly following the first commercial sale of products or services.

  The  software development costs were acquired  from  Danby
  Technologies Corporation ("Danby"), a company controlled by a majority shareholder, and was recorded at Danby's historical cost base.




                                 F-9


               INFOTEC BUSINESS SYSTEMS, INC.
                (A Development Stage Company)

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       APRIL 30, 2002
                  (Stated in U.S. Dollars)



4.RELATED PARTY TRANSACTIONS

  During  the  period, the Company entered into transactions
  (recorded at exchange values) with related parties as follows:

  i) The Company engages Danby Technologies Corporation to provide a shared internet enabled network system for deploying and testing, and to provide professional
     staff   to   maintain  implementation   and   undertake
     development. In the period from inception to April 30, 2002, the Company has incurred fees related to systems rental aggregating $20,616.

  ii)The Company rents its office premise from Danby Technologies Corporation at the rate of $1,500 per month on a month to month basis. In the period from inception to April 30, 2002, the Company has incurred rental charges aggregating $10,500.


5.SUBSEQUENT EVENTS

  a)Subsequent to April 30, 2002, the Company entered into a debt settlement agreement whereby it settled the $60,000 arising from the purchase of software development costs by the issuance of 1,200,000 common shares at a price of $0.05 per share.

  b)Subsequent  to April 30, 2002, the Company  completed  a private  placement of 1,200,000 common shares at  $0.05
     per share, resulting in proceeds to the Company of $60,000.






                                    F-10




INFOTEC BUSINESS SYSTEMS, INC.
(A Development Stage Company)
Consolidated Balance Sheet
(Unaudited)
July 31, 2002
--------------------------------------------------------------






Assets

Current assets
  Cash                                            $    19,512
  Amounts receivable                                      535
  Prepaid expenses and other current assets               641
--------------------------------------------------------------

                                                     $ 20,688
--------------------------------------------------------------




Liabilities and Stockholders' Equity

Current liabilities
  Accounts payable and accrued liabilities            $   292
  Accounts payable - related                            7,444
--------------------------------------------------------------

    Total current liabilities                           7,736


Stockholders' equity
  Share capital
    Authorized
      25,000,000 preferred shares with $0.001 par value 50,000,000 common shares with $0.001 par value
    Issued
       4,500,000 common shares                          4,500
  Additional paid-in capital                          122,500
  Deficit accumulated during the development stage   (114,048)
--------------------------------------------------------------
    Total stockholders' equity                         12,952
--------------------------------------------------------------

                                                     $ 20,688
--------------------------------------------------------------






                                   F-11







           The Accompanying Notes are an Integral
             Part of These Financial Statements


INFOTEC BUSINESS SYSTEMS, INC.


(A Development Stage Company)
Consolidated Statements of Operations
(Unaudited)
_________________________________________________________________





                                                     Period from
                                         Three       August
                                         Month       30, 2001
                                      period ended   (inception)
                                        July 31,to   July 31,
                                        2002         2002
                                      --------------------------
Operating Expenses
  Administration costs                 $ 1,481     $ 2,803
  Professional fees                      5,629       5,629
  Consulting                             1,000       1,000
  Rent and occupancy                     4,500      15,000
  Equipment rental                       4,500      14,808
  Software development costs             4,500      74,808
-----------------------------------------------------------
    Total operating expenses            21,610     114,048


Net (Loss)                            $(21,610)  $(114,048)
-----------------------------------------------------------


Net (loss) per share -
 Basic and Diluted                   $   (0.01) $    (0.04)
-----------------------------------------------------------
Weighted average shares
   of common stock outstanding        4,173,913   2,669,552
-----------------------------------------------------------









                                          F-12







           The Accompanying Notes are an Integral
             Part of These Financial Statements


INFOTEC BUSINESS SYSTEMS, INC.


(A Development Stage Company)
Consolidated Statements of Stockholders' Equity
(Unaudited)
____________________________________________________________________



                        Common Stock
                  ---------------------------  Deficit
                                   Additional  Accumulated During
                 Number of         Paid-in     the Development
                  Shares   Amount  Capital     Stage               Total
--------------------------------------------------------------------------

Initial
capitalization
October, 2001
for cash        2100000   $2100    $4900         $                 $7,000

Net (loss)                                      (92,438)          (92,438)
--------------------------------------------------------------------------

Balance as of
April 30, 2002  2100000    2100     4900        (92,438)          (85,438)

Shares issued for:

Settlement of
accounts
payable         1200000    1200    58,800                          60,000

Private
placement       1200000    1200    58,800                          60,000

Net (loss)                                      (21,610)          (21,610)
--------------------------------------------------------------------------

Balance as of
July 31,2002    4500000   $4,500  $122,500    $(114,048)         $ 12,952
--------------------------------------------------------------------------



                                      F-13













           The Accompanying Notes are an Integral
             Part of These Financial Statements


INFOTEC BUSINESS SYSTEMS, INC.


(A Development Stage Company)
Consolidated Statements of Cash Flows
(Unaudited)



                                                    Period from
                                         Three         August
                                         Month        30, 2001
                                      period ended  (inception)
                                        July 31,     to July 31,
                                          2002          2002
                                      --------------------------
Cash flows from operating activities
  Net Loss                             $(21,610)     $(114,048)

  Changes in non-cash
  working capital, net                  (20,944)        49,114
---------------------------------------------------------------
                                        (42,554)       (64,934)



Cash flows from financing activities

Proceeds from issuance of common stock   60,000         67,000
---------------------------------------------------------------
                                         60,000         67,000
---------------------------------------------------------------



Increase in cash in the period           17,446          2,066

Cash - beginning of period                2,066             -
---------------------------------------------------------------
Cash - end of period                  $  19,512          2,066
---------------------------------------------------------------


Supplementary cash flow information


Shares issued to settle
accounts payable - related              $60,000        $60,000
---------------------------------------------------------------








                                     F-14







           The Accompanying Notes are an Integral
             Part of These Financial Statements


INFOTEC BUSINESS SYSTEMS, INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
(Unaudited)
________________________________________________________________________


  NOTE 1: INTERIM FINANCIAL DATA

  The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. All adjustments that, in the opinion of management, are necessary for the fair presentation of the results of operations for the interim periods have been made and are of a recurring nature unless otherwise disclosed herein. The results of operations for the three month period ended July 31, 2002 are not necessarily indicative of the results that will be realized for a full year. For further information, refer to the Company's audited financial statements and notes thereto for the fiscal year ended April 30, 2002.


  NOTE 2: ORGANIZATION AND SUMMARY OF SIGNIFICANT
         ACCOUNTING POLICIES

  a)Organization and Nature of Business

These financial statements include the accounts of Infotec Business Systems, Inc. (the "Company") and its wholly owned subsidiary Infotec Business Strategies, Inc.

b)   Development Stage Activities

The Company is engaged in the development of internet accessible ("online") systems for conducting business processes in real time. The development is currently focused on a "virtual office" system for small and medium businesses which provides remote users with access via a web browser to their software applications, corporate data storage and integrated business applications for contact management, time and project management, and client management.

The Company is in the development stage; therefore, recovery of its assets is dependent upon future events, the outcome of which is indeterminable. In addition, successful completion of Infotec Business Systems, Inc.'s development program and its transition, ultimately to the attainment of profitable operations is dependent upon obtaining adequate financing to fulfil its development activities and achieve a level of sales adequate to support its cost structure.

c)   Principals of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiary. All material intercompany transactions and balances have been eliminated upon consolidation

d)   Software Development Costs

Software development costs are charged to expense as incurred unless the development project meets the criteria under United States generally accepted accounting principles for capitalization. Capitalization of software development costs begins upon the establishment of technological feasibility and ceases when the product is available for general release. The Company has no capitalized software development costs at April 30, 2002.



                                    F-15



INFOTEC BUSINESS SYSTEMS, INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
(Unaudited )
________________________________________________________________________


  NOTE 2: ORGANIZATION AND SUMMARY OF SIGNIFICANT
         ACCOUNTING POLICIES  (Continued)


e)   Development Stage Company

The Company is a developed stage company as defined in the Statements of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

f)   Foreign Currency Translation

The operations of the Company's subsidiary, Infotec Business Strategies, Inc., are located in Vancouver, Canada and its functional currency is the Canadian dollar. The consolidated financial statements have been translated using the current method whereby the assets and liabilities are translated at the year end exchange rate, capital accounts at the historical exchange rate, and revenues and expenses at the average exchange rate for the period.

g)   Financial Instruments

The Company's financial instruments consist of cash, amounts receivable, prepaid expenses and accounts payable.

Unless otherwise noted, it is management's opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

h)   Net Loss per Share

Basic and diluted net loss per share represents net loss divided by the weighted average number of shares outstanding for the period.


  NOTE 3: GOING CONCERN

The financial statements have been presented on the basis that the Company is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company reported a net loss of $114,048 since inception to July 31, 2002. At July 31, 2002, the Company had working capital of $12,952

The Company will need additional working capital to be successful in its planned development activity and to service its current liabilities for the coming year, and, therefore, continuation of the Company as a going concern is dependent upon obtaining the additional working capital necessary to accomplish its objective. Management has developed a strategy, which it believes will accomplish this objective, and is presently engaged in seeking various sources of additional working capital including equity funding through a private placement and long term financing.


                                      F-16










INFOTEC BUSINESS SYSTEMS, INC.
(A Development Stage Company)
Notes to Consolidated Financial Statements
(Unaudited )
________________________________________________________________________


  NOTE 3: GOING CONCERN (continued)

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

  NOTE 4: COMMITMENT

  Pursuant to a purchase agreement dated October 3, 2001, the Company acquired computer software development costs for the consideration of $60,000, and a royalty of 2% on the net sales revenue of any product or service that uses all or any portion of the software until the amount paid totals $250,000, after which the royalty drops to 1%.
  The royalty is payable quarterly following the first commercial sale of products or services.

The software development costs were acquired from Danby Technologies Corporation ("Danby"), a company controlled by a majority shareholder, and was recorded at Danby's historical cost base.


  NOTE 5: SHARE CAPITAL

  a)The Company entered into a debt settlement agreement whereby it settled the $60,000 arising from the purchase of software development costs by the issuance of 1,200,000 common shares at a price of $0.05 per share.

b) The Company completed a Regulation "S" private placement of 1,200,000 common shares at $0.05 per share, resulting in proceeds to the Company of $60,000.


NOTE 6: RELATED PARTY TRANSACTIONS

During the period, the Company entered into transactions (recorded at exchange values) with related parties as follows:

i) The Company engages Danby Technologies Corporation to provide a shared internet enabled network system for deploying and testing, and to provide professional staff to maintain implementation and undertake development. In the three month period to July 31, 2002, the Company has incurred fees related to systems rental aggregating $9,000.

ii)  The Company rents its office premise from Danby Technologies
Corporation at the rate of $1,500 per month on a month to month basis. In the three month period to July 31, 2002, the Company has incurred rental charges aggregating $4,500.

iii) During the three month period ended July 31, 2002, the Company engaged a company controlled by a director to provide marketing consulting services for $1,000.





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No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any of the underwriters. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.


                                TABLE OF CONTENTS

                                       Page
                                       ----
Prospectus Summary...................... 2
Risk Factors............................ 3
Forward-Looking Statements.............. 6
Use of Proceeds......................... 6
Selling Security Holders................ 6
Plan of Distribution.................... 9
Legal Proceedings.......................10          1,200,000 SHARES
Directors, Executive Officers,
Promoters and Control Persons.......... 10    INFOTEC BUSINESS SYSTEMS, INC.
Security Ownership of Certain
Beneficial Owners and Management....... 11
Description of Securities.............. 12
Interest of Named Experts and Counsel.. 12
Disclosure of Commission Position on
Indemnification for Security Act
Liabilities  .......................... 12
Organization Within Last Five Years.....13
Description of Business.................13                PROSPECTUS
Plan of Operation...................... 22                ----------
Description of Property................ 25
Certain Relationships and
Related Transactions................... 25
Market for Common Equity and
Related Stockholder Matters............ 27
Executive Compensation................. 28              November 5, 2002
Additional Information................. 29
Reports to Security Holders............ 29
Financial Statements.................  F-1



Until February 3, 2003 (90 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligations of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.